UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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CEPHEID

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Frequently Asked Questions for Applicants for Employment

October 7, 2016

Q1. Who is Danaher Corporation?

•	Danaher is a publicly traded (NYSE: DHR), Fortune 150 company; the global science and technology innovator is committed to helping its customers solve complex challenges and improve quality of life around the world.

•	Over more than 30 years, Danaher has grown its family of world class brands through a combination of acquisitions and organic growth. Today it has unparalleled leadership positions in some of the most demanding and attractive industries, including life sciences, diagnostics, water quality, and environmental.

•	Danaher is comprised of more than 20 operating companies and Cepheid’s nearly 2,000 employees will join Danaher’s globally diverse team of 59,000 associates.

•	The company is united by a common culture and operating system, the Danaher Business System (DBS).

•	Danaher’s shared purpose, “Helping Realize Life’s Potential”, unites the organization in serving customers in more than 125 countries.

•	Danaher generated $16.5 billion of revenue in 2015.

Q2. Why is Danaher interested in acquiring Cepheid?

•	Cepheid is an outstanding company and represents an important and highly strategic acquisition for Danaher.

•	Danaher respects and admires Cepheid and believes that it will be an excellent complement to Danaher’s existing Diagnostics business, helping to drive growth across the segment.

•	Danaher is excited about Cepheid’s clear leadership in molecular diagnostics based on its innovative product offering, unmatched test menu and extensive installed base.

•	Cepheid provides Danaher with a strong base from which to offer a broad range of Diagnostic tools to health care providers globally.

Q3. When will Cepheid be acquired by Danaher?

•	The acquisition is expected to close in the fourth quarter of 2016.

•	The timing of the closing is subject to a number of factors, including the timing of obtaining Cepheid shareholder approval and certain regulatory approvals.

Q4. What happens between today and the closing of the acquisition?

•	Cepheid will continue to operate as a separate business. Until the acquisition closes, Danaher will not be involved in the operation of the business, however, Danaher leaders may visit Cepheid’s facilities and collaborate with certain Cepheid transition teams to plan for closing of the acquisition.

•	Following the closing of the acquisition, Danaher and Cepheid will implement a strategic planning process for roughly the first 100 days. Strategic planning will be led largely by Cepheid leaders, with some guidance from Danaher leaders, to define the plans, initiatives and structure required to support Cepheid’s strategy and growth focus areas.

•	Additionally, Danaher will work closely with the senior management team of Cepheid to further build on efforts to deliver new product development and launches, increase Cepheid’s sales presence and improve operational efficiency.

Q5. On the day of the closing of the acquisition, who will be my employer (if hired by Cepheid pre-close)?

•	Following the acquisition, Cepheid employees will continue to work for Cepheid.

•	Cepheid will be a standalone operating company within Danaher.

Q6. Will the company name (Cepheid) remain intact? Will the logo or brand change?

•	The business will continue to be known as Cepheid. The logo will not change.

•	The name and brand recognition are part of the strategic value of the acquisition.

•	Danaher has a history of retaining and building upon strong brands, including Hach, Leica and Beckman Coulter.

Forward Looking Statements

This communication contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to the closing of the acquisition and the expected closing date of the acquisition, the anticipated benefits of the proposed transaction, and anticipated future combined operations, products and services. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from Cepheid’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the ability of the parties to complete the transaction, obtaining Cepheid shareholder approval and required regulatory clearances, and customer and partner reception to the transaction. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this communication are made as of the date of this communication, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Additional Information About the Merger

In connection with the proposed merger, Cepheid filed a definitive proxy statement with the SEC on October 7, 2016. The definitive proxy statement has been mailed to Cepheid shareholders and contains important information about the proposed merger and related matters. CEPHEID SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Cepheid shareholders are advised that they may obtain free copies of the definitive proxy statement filed by Cepheid with the SEC on the SEC’s website at http://www.sec.gov. In addition, free copies of the definitive proxy statement may be obtained from Cepheid’s website at http://ir.cepheid.com/ or from Cepheid by written request to Investor Relations, 904 Caribbean Drive, Sunnyvale, CA 94089.

Danaher, Cepheid and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cepheid shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Danaher’s executive officers and directors in the solicitation by reading Danaher’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 24, 2016 and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Cepheid’s participants in the solicitation, which may, in some cases, be different than those of Cepheid’s shareholders generally, are set forth in the definitive proxy statement relating to the merger.

Frequently Asked Questions

October 7, 2016

Q1. How will overlap products with Beckman be handled?

•	Cepheid will operate as a standalone company within Danaher’s Dx segment, which means you will continue to support Cepheid products. Danaher believes Cepheid addresses somewhat different customer needs than the Beckman Coulter MDx business, with more focus in small-to-medium hospital segment and Point of Care, compared to DxN VERIS, which Danaher believes is targeted more to the medium-to-large hospital segment. Danaher believes its global reach will help Cepheid continue its strong growth.

Q2. What happens next and when?

•	It’s a little too early to answer that question in detail. Between now and the closing of the acquisition, Danaher will not be involved in Cepheid’s day-to-day business operations; however, Danaher leaders may visit Cepheid’s facilities and collaborate with certain Cepheid transition teams to plan for post-closing activities.

•	Following the closing of the acquisition, Danaher and Cepheid will implement a strategic planning process for roughly the first 100 days. Strategic planning will be led largely by Cepheid leaders, with some guidance from Danaher leaders, to define the plans, initiatives and structure required to support Cepheid’s strategy and growth focus areas. Danaher leaders will provide some guidance, relying on a successful track record with the Danaher Business System (“DBS”) strategic plan process.

•	Additionally, Danaher will work closely with the senior management team of Cepheid to further build on efforts to deliver new product development and launches, increase Cepheid’s sales presence and improve operational efficiency.

Q3. How will the business be organized (by geography or by function globally)?

•	United by a set of core values and operating principles, Danaher operating companies are given the autonomy to make most major decisions as required in the best interests of customers, associates and shareholders. Fundamentally, Danaher has a decentralized operating model with most resources and decision-making residing in the operating companies, as close to the customer and point of impact as possible. Cepheid management will continue to organize and manage its business (from geographical and functional perspectives) as deemed optimal to help Cepheid achieve its goals.

Q4. Are there any plans to merge or close Cepheid locations?

•	It’s very early in the process and too soon to determine if these type of changes may occur. Danaher will work closely with Cepheid’s leadership team following the closing of the acquisition to develop plans that are consistent with Cepheid’s strategy and focused on serving Cepheid’s customers and growing its business.

Q5. Where will remote locations be supported from?

•	As Danaher’s businesses operate on a decentralized basis, Danaher does not really operate shared services functions to support remote locations across its businesses. Cepheid will operate as a separate operating company and, like other Danaher operating companies, will be expected to provide support to its remote locations and employees in whatever way best supports Cepheid’s operations, customers and financial goals. Thus, no changes are expected following the closing of the acquisition, unless and until otherwise determined by Cepheid and Danaher.

Q6. What kind of internal reporting will be required post acquisition?

•	There are common performance metrics that all Danaher operating companies track—four are financial, two are customer-focused and two are employee-focused. The four financial metrics are: core growth; operating margin; working capital; and return on invested capital (or ROIC). The two customer metrics are: on-time delivery and quality/reliability. The two employee metrics are: retention rate and internal fill rate for leadership positions. Danaher is just beginning to share details about these metrics with Cepheid’s senior leadership team and more information will be shared with employees following the closing of the acquisition.

Q7. What will be the process for markets where Cepheid has no structure, and Danaher might have a strong organization, with sales, marketing and support structures?

•	It’s too early to answer that question. Now that transition teams have been formed, they will begin the work that would create plans and timelines for dealing with new markets where Cepheid might have opportunities following the closing of the acquisition.

Q8. When will more information about DBS, including training and deployment within Cepheid, be shared with Cepheid employees?

•	At a high level, DBS is a way of thinking about continuous improvement that permeates every aspect of the organization. Guiding all efforts is a simple philosophy rooted in four customer-facing priorities: Quality, Delivery, Cost, and Innovation. DBS also helps to provide structure, discipline and organization to implement Danaher’s lean concepts that help improve business processes. These concepts can be applied to address opportunities ranging from outbound marketing to sales force effectiveness to product quality, and virtually every part of the Danaher business where a transaction or activity occurs. DBS resources and tools are designed to help Danaher and its operating companies excel in the areas of: growth, leadership, lean concepts and fundamentals.

Danaher associates at all levels, up through and including the CEO and his direct reports, share a commitment to DBS and continuous improvement.

After the closing of the acquisition, Danaher will provide an introduction to DBS for Cepheid employees and will roll out DBS training. At that point, Danaher will look forward to your ideas regarding how best to apply DBS to accelerate the growth of Cepheid.

Q9. Are there plans to maintain operations at all sites where Cepheid is today and are there thoughts about changing the way activities are carried out in different locations?

•	It’s very early in the process and too soon to determine if and what type of changes may occur. Danaher will not be involved in Cepheid’s day-to-day business operations prior to closing of the acquisition; however, Danaher leaders may visit Cepheid’s facilities and collaborate with certain Cepheid transition teams to plan for post-closing activities.

•	Following the closing of the acquisition, Danaher will work closely with the Cepheid leadership team on a strategic planning process to develop plans consistent with Cepheid’s strategy and focused on serving its customers, delivering on new product development, growing the business, and improving operational efficiency.

Q10. Is there any more information on how the various companies within the Danaher Group cooperate with each other? For example, through technical collaborations, personnel exchange or use of products and services from other Danaher companies?

•	Danaher operating companies (OpCos) collaborate with each other in a variety of ways. An example of R&D collaboration can be seen in the work between Radiometer in the Diagnostics segment and Beckman Coulter Life Sciences in the Life Sciences segment. Beckman Coulter LS partnered with Radiometer to utilize technology from a Radiometer blood gas analyzer for an instrument designed to analyze cell culture media from bioreactors used in biopharma. An example of commercial collaboration can be seen in the partnering by all of Danaher’s OpCos in the Dx segment to serve Augusta Health, an integrated healthcare delivery system in Georgia, by supplying instruments and supplies for the laboratory and providing DBS consulting to help Augusta Health improve their operations and enhance patient care.

Q11. What role will Danaher‘s headquarters in Washington D.C. play in managing Cepheid following the closing of the acquisition?

•	Danaher centralizes certain corporate functions that support Danaher’s 20-plus operating companies at its headquarters in Washington, DC. The company is united by a common culture and operating system, the Danaher Business System, which will be introduced to Cepheid as a way to help Cepheid continue to grow and improve its operations following the closing of the acquisition. Cepheid, like each of Danaher’s OpCos, will function as a standalone company, making decisions in the best interest of its business and customers.

Forward Looking Statements

This communication contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to the closing of the acquisition and the expected closing date of the acquisition, the anticipated benefits of the proposed transaction, and anticipated future combined operations, products and services. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from Cepheid’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the ability of the parties to complete the transaction, obtaining Cepheid shareholder approval and required regulatory clearances, and customer and partner reception to the transaction. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this communication are made as of the date of this communication, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Additional Information About the Merger

In connection with the proposed merger, Cepheid filed a definitive proxy statement with the SEC on October 7, 2016. The definitive proxy statement has been mailed to Cepheid shareholders and contains important information about the proposed merger and related matters. CEPHEID SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Cepheid shareholders are advised that they may obtain free copies of the definitive proxy statement filed by Cepheid with the SEC on the SEC’s website at http://www.sec.gov. In addition, free copies of the definitive proxy statement may be obtained from Cepheid’s website at http://ir.cepheid.com/ or from Cepheid by written request to Investor Relations, 904 Caribbean Drive, Sunnyvale, CA 94089.

Danaher, Cepheid and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cepheid shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Danaher’s executive officers and directors in the solicitation by reading Danaher’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 24, 2016 and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Cepheid’s participants in the solicitation, which may, in some cases, be different than those of Cepheid’s shareholders generally, are set forth in the definitive proxy statement relating to the merger.